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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96949) pertaining to the PlanetCAD, Inc. 2000 Stock Incentive Plan, of our report dated September 3, 2002 (except Note 13, as to which the date is January 25, 2003) with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. and subsidiaries as of and for the year ended June 30, 2002, included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
January 27, 2003